Rental Agreement

THIS AGREEMENT made the 1st day of May 2002.

BETWEEN Wood Products, Inc. ("the tenant") AND Bernardo Yau ("the landlord").

1. Address of Premises

The address of the premises to be rented is located at Suite 210, 186-8120 No. 2 Road, Richmond, British Columbia, V7C 5J8.

2. Description of Property

The property to be rented is an office of approximately 50 square feet within the 1,000 square foot office of the above address.

3. Term of Agreement

The term of this agreement will be month-to-month rental, which will begin on May 1st, 2002.

4. Rent

The rent will be US$150.00 per month, and must be paid on or before the 1st day of each month. The first month's rent will be payable on May 1st 2002.

The tenant must pay the rent on time. If the rent is late, the landlord may issue a Notice to End a Rental Tenancy to the tenant, which may take effect not earlier than 10 days after the date the Notice is given.

5. Ending the Tenancy

The tenant may end a month-to-month tenancy by giving the landlord at least one month's written notice. The landlord must receive the written notice before the day the rent is due, for the tenant to move out at the end of the following month.

The landlord and tenant may mutually agree in writing to end this rental agreement at any time.

IN WITNESS WHEREOF, the undersigned have caused these presents to be signed this 1st day of May, 2002.

Wood Products, Inc.:

By: Gordon Watts

Signature: /s/ Gordon Watts

By: Bernardo Yau

Signature: /s/ Bernardo Yau